Nanophase Technologies Corporation 10-Q

 Exhibit 4.2

COMMERCIAL SECURITY AGREEMENT

THIS COMMERCIAL SECURITY AGREEMENT (“Agreement”) is dated as of November 20, 2019, and is made by NANOPHASE TECHNOLOGIES CORPORATION, a Delaware corporation (“NTC”) and SOLÉSENCE, LLC, a Delaware limited liability company (“SLLC”), jointly and severally, in favor of BRADFORD T. WHITMORE (“Lender”). NTC and SLLC are referred to herein, individually and collectively, as “Grantor”.

SECTION 1: GRANT OF SECURITY INTEREST AND OBLIGATIONS OF GRANTOR

1.1

Grant of Security Interest. For valuable consideration, Grantor grants to Lender a security interest in the Collateral to secure the Indebtedness and agrees that Lender shall have the rights stated in this Agreement with respect to the Collateral, in addition to all other rights which Lender may have by law.

1.2

Obligations of Grantor. Grantor warrants and covenants to Lender as follows:

(a)

Perfection of Security Interest. Grantor agrees to execute such financing statements and to take whatever other actions are requested by Lender to perfect and continue Lender’s security interest in the Collateral. Upon request of Lender, Grantor will deliver to Lender any and all of the documents evidencing or constituting the Collateral, and Grantor will note Lender’s interest upon any and all Accounts if not delivered to Lender for possession by Lender. Grantor hereby appoints Lender as its irrevocable attorney-in-fact for the purpose of executing any documents necessary to perfect or to continue the security interest granted in this Agreement. Lender may at any time, and without further authorization from Grantor, file a carbon, photographic or other reproduction of any financing statement or of this Agreement for use as a financing statement. Grantor will reimburse Lender for all expenses for the perfection and the continuation of the perfection of Lender’s security interest in the Collateral. Grantor promptly will notify Lender of any change in Grantor’s location or name, including any change to the assumed business names of Grantor. This is a continuing Commercial Security Agreement and will continue in effect even though all or any part of the Indebtedness is paid in full and even though for a period of time Grantor may not be indebted to Lender. Lender shall release its interest in the Collateral upon the full and final payment and satisfaction of the Indebtedness. If payment is made by Grantor, whether voluntarily or otherwise, or by any third party, on the Indebtedness and thereafter Lender is forced to remit the amount of that payment to Grantor’s trustee in bankruptcy or to any similar person under any federal, state or foreign bankruptcy law or law for the relief of debtors, the Indebtedness shall be considered unpaid for the purpose of enforcement of this Agreement.

(b)

No Violation. The execution and delivery of this Agreement will not violate any law or agreement governing Grantor or to which Grantor is a party, and its articles of incorporation and bylaws or other organizational documents do not prohibit any term or condition of this Agreement. The execution and delivery hereof is in the interest of the Grantor.

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(c)

Enforceability of Collateral. With respect to the Accounts, each Account is enforceable in accordance with its terms, is genuine, and complies with applicable laws concerning form, content and manner of preparation and execution, and all persons appearing to be obligated on the Accounts have authority and capacity to contract and are in fact obligated as they appear to be on the Account. At the time any Account becomes subject to a security interest in favor of Lender, the Account shall be a good and valid Account representing an undisputed, bona fide indebtedness incurred by the Account Debtor; there shall be no setoffs or counterclaims against any such Account; and no agreement under which any deductions or discounts may be claimed shall have been made with the Account Debtor except those disclosed to Lender in writing.

(d)

Removal of Collateral; Transactions Involving Collateral. To the extent the Collateral consists of intangible property such as Accounts, the records and other documents pertaining to the Collateral shall be kept at 1319 Marquette Drive, Romeoville, IL 60446, provided that shipping and batch documents may be at the other two locations set forth on Exhibit A, or at such other locations as are acceptable to Lender. Except for inventory in transit, Grantor shall keep the tangible Collateral at the locations set forth on Exhibit A. Except for (i) Accounts collected and inventory sold in the ordinary course of Grantor’s business, (ii) dispositions of obsolete, defective or otherwise non-saleable or unusable inventory, (iii) sale of obsolete or unused equipment for fair market value, and (iv) transactions permitted under the terms of the Note, if any, Grantor shall not sell, offer to sell, or otherwise transfer or dispose of the Collateral. Grantor shall not pledge, mortgage, encumber or otherwise permit the Collateral to be subject to any lien, security interest, encumbrance, or charge, other than the security interest provided for in this Agreement or Permitted Liens, without the prior written consent of Lender. This includes security interests even if junior in right to the security interests granted under this Agreement.

(e)

Title. Grantor represents and warrants to Lender that it holds good and marketable title to the Collateral, free and clear of all liens and encumbrances except for the lien of this Agreement or Permitted Liens. No financing statement or other evidence of a lien or transfer covering any of the Collateral is on file in any public office in any jurisdiction other than those which reflect the security interest created by this Agreement or to which Lender has specifically consented or are disclosed in the schedule to the Loan Agreement. Grantor shall defend Lender’s rights in the Collateral against the claims and demands of all other persons.

(f)

Prepayments. Grantor represents and warrants to Lender that none of the Collateral has been prepaid by any Account Debtor other than as Grantor has disclosed to Lender in writing.

(g)

Collateral Schedules and Locations. As often as Lender shall reasonably require Grantor shall deliver to Lender schedules of such Collateral, including such information as Lender may require, including without limitation names and addresses of Account Debtors and agings of Accounts. Such information shall be submitted for Grantor and each of its subsidiaries, if any.

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(h)

Possession and Collection of Accounts. All Accounts pledged as Collateral hereunder shall, unless otherwise directed by Lender, remain in Grantor’s possession or that of its agent and held in accordance with the terms of this Agreement.

(i)

Maintenance and Inspection of Collateral. Grantor shall maintain or cause to be maintained all equipment and inventory which is used or held for use in the Grantors’ business from time to time in usable or merchantable condition and repair, respectively. Grantor will not commit waste or destruction of the Collateral or any part of the Collateral. Lender and its designated representatives and agents shall have the right at all reasonable times to examine, inspect, and audit the Collateral wherever located and the books, records and physical plant of any property which is otherwise used in connection with the Collateral; provided, that such inspections shall be limited to once annually unless an Event of Default has occurred and is continuing. Grantor shall immediately notify Lender of all cases involving the return, rejection, repossession, loss or damage of or to any material Collateral; of any request for credit or adjustment or of any other dispute arising with respect to the Collateral outside the ordinary course of business; and generally of all happenings and events affecting the Collateral or the value or the amount of the Collateral which would be reasonably expected to have a Material Adverse Effect. This notification will not be required regarding product returns processed through the normal course of business.

(j)

Taxes, Assessments and Liens. Grantor will pay when due all taxes, assessments and liens upon the Collateral, its use or operation, upon this Agreement, upon any promissory note or notes evidencing the Indebtedness, or upon any of the other Related Documents, in each case, except for any such taxes, assessments or liens which are being contested in good faith by appropriate proceedings.

(k)

Compliance With Governmental Requirements. Grantor shall comply in all material respects with all laws, ordinances and regulations of all governmental authorities applicable to the production, disposition, or use of the Collateral. Grantor may contest in good faith any such law, ordinance or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Lender’s interest in the Collateral, in Lender’s discretion, is not jeopardized. Lender may require Grantor to post adequate security or a surety bond, reasonably satisfactory to Lender, to protect Lender’s interest.

(l)

Insurance. Grantor shall:

(i)

Maintain, or cause to be maintained, fire and other risk insurance, public liability insurance, and such other insurance which is reasonable, in the business judgment of Grantor, as to scope and amount of coverage for risks customarily insured against in Grantor’s industry. Grantor, upon request of Lender, will deliver to Lender from time to time the policies or certificates regarding such insurance customary form, including stipulations that coverages will not be cancelled or diminished without at least thirty (30) days prior written notice to Lender. In connection with all policies covering the Collateral, Grantor will provide Lender with such loss payable or other endorsements as Lender may reasonably require.

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(ii)

Furnish to Lender, upon its request, reports on each existing insurance policy showing such information as Lender may reasonably request, including without limitation, the following: (A) the name of the insurer; (B) the risks insured; (C) the amount of the policy; (D) the properties insured; (E) the then current property values on the basis of which insurance has been obtained, and the manner of determining those values; and (F) the expiration date of the policy.

(iii)

Grantor shall promptly notify Lender of any material loss or damage to the Collateral. Lender may make proof of loss if Grantor fails to do so within fifteen (15) days of the casualty. This notification will not be required regarding product returns processed through the normal course of business.

(m)

Grantor’s Right to Possession and to Collect Accounts.

(i)

Until an Event of Default has occurred and except as otherwise provided herein, Grantor may have possession of the tangible personal property and beneficial use of all the Collateral and may use it in any lawful manner not inconsistent with this Agreement or the Related Documents.

(ii)

Subject to the rights of any senior lien holder, Lender is authorized to notify Account Debtors to make payments directly to Lender for application to the Indebtedness and Grantor authorizes and directs the Account Debtors to make payments on the Account to Lender. If Lender at any time has possession or control of any Collateral, whether before or after an Event of Default, Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if Lender takes such action for that purpose as Grantor shall request or as Lender, in Lender’s reasonable discretion, shall deem appropriate under the circumstances, but failure to honor any request by Grantor shall not of itself be deemed to be a failure to exercise reasonable care. Lender shall not be required to take any steps necessary to preserve any rights in the Collateral against prior parties, nor to protect, preserve or maintain any security interest given to secure the Collateral. Lender shall have the right to direct who shall collect and service the Accounts.

(n)

Transactions with Others. Lender may (i) extend time for payment or other performance, (ii) grant a renewal or change in terms or conditions, or (iii) compromise, compound or release any obligation, with any one or more of the Grantors, endorsers or Guarantors of the Indebtedness as Lender deems advisable, without obtaining the prior written consent of Grantor, and no such act or failure to act shall affect Lender’s rights against Grantor or the Collateral.

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(o)

Expenditures by Lender. If Grantor fails to comply with any provision of this Agreement, or if any action or proceeding is commenced that would materially affect Lender’s interests in the Collateral, Lender on Grantor’s behalf may, but shall not be required to, take any action that Lender deems appropriate. Any amount that Lender expends in so doing will bear interest at the Default Rate charged under the Note from the date incurred or paid by Lender to the date of repayment by Grantor. All such expenses, at Lender’s option, will: (i) be payable on demand; (ii) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during the remaining term of the Note; or (iii) be treated as a balloon payment which will be due and payable at the Note’s maturity. This Agreement also will secure payment of these amounts. The rights provided for in this section shall be in addition to any other rights or any remedies to which Lender may be entitled on account of an Event of Default. Any such action by Lender shall not be construed as curing an Event of default so as to bar Lender from any remedy that it otherwise would have had.

SECTION 2: EVENTS OF DEFAULT; REMEDIES

2.1

Events of Default. A material default in the performance of any obligation hereunder which, if susceptible to cure, is not cured within thirty (30) days or any Event of Default under the Note shall constitute an Event of Default hereunder.

2.2

Rights and Remedies. Upon the occurrence of any Event of Default and at any time thereafter, Lender, at its option, may exercise any one or more of the following rights and remedies, in addition to any other rights or remedies provided by law:

(a)

Accelerate Indebtedness. Lender shall have the right at its option without notice to Grantor to declare the entire Indebtedness immediately due and payable, including any prepayment fee that Grantor would be required to pay.

(b)

UCC Remedies. With respect to all or any part of the Collateral, Lender shall have all the rights and remedies of a secured party under the Uniform Commercial Code.

(c)

Assemble Collateral. Lender may require Grantor to deliver to Lender all or any portion of the Collateral and other documents relating to the Collateral. Lender may require Grantor to assemble the Collateral and make it available to Lender at a place to be designated by Lender. Lender also shall have full power to enter upon the property of Grantor to take possession of and remove the Collateral. If the Collateral contains other goods not covered by this Agreement at the time of repossession, Grantor agrees Lender may take such other goods, provided that Lender makes reasonable efforts to return them to Grantor after repossession.

(d)

Sell the Collateral. Lender shall have full power to sell, lease, transfer, or otherwise deal with the Collateral or proceeds thereof in its own name or that of Grantor. Lender may sell the Collateral at public auction or private sale. Unless the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender will give Grantor reasonable notice of the time after which any private sale or any other intended disposition of the Collateral is to be made. The requirements of reasonable notice shall be met if such notice is given at least ten (10) days before the time of the sale or disposition. All expenses relating to the disposition of the Collateral, including without limitation the expenses of retaking, holding, insuring, preparing for sale and selling the Collateral, shall become a part of the Indebtedness secured by this Agreement and shall be payable on demand, with interest at the Default Rate set forth in the Note from date of expenditure until repaid.

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(e)

Foreclosure. Maintain a judicial suit for foreclosure and sale of the Collateral.

(f)

Appoint Receiver. To the extent permitted by applicable law, Lender shall have the following rights and remedies regarding the appointment of a receiver: (i) Lender may have a receiver appointed as a matter of right; (ii) the receiver may be an employee of Lender and may serve without bond; and (iii) all fees of the receiver and his attorney shall become part of the Indebtedness secured by this Agreement and shall be payable on demand, with interest at the Default Rate set forth in the Note from date of expenditure until repaid.

(g)

Transfer Title. Effect transfer of title upon sale of all or part of the Collateral. For this purpose, Grantor irrevocably appoints Lender as its attorney in fact to execute endorsements, assignments and instruments in the name of Grantor and each of them (if more than one) as shall be necessary or reasonable.

(h)

Collect Revenues, Apply Accounts. Lender, either itself or through a receiver, may collect the payments, rents, income, and revenues from the Collateral. Lender may at any time in its discretion transfer any Collateral into its own name or that of its nominee and receive the payments, rents, income, and revenues therefrom and hold the same as security for the Indebtedness or apply it to payment of the Indebtedness in such order of preference as Lender may determine. Lender may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, or realize on the Collateral as Lender may determine, whether or not the Indebtedness or Collateral is then due. For these purposes, Lender may, on behalf of and in the name of Grantor, receive, open and dispose of mail addressed to Grantor; change any address to which mail and payments are to be sent; and endorse notes, checks, drafts, money orders, documents of title, instruments and items pertaining to payment, shipment, or storage of any Collateral and collect the proceeds therefrom. To facilitate collection, Lender may notify Account Debtors and obligors on any Collateral to make payments directly to Lender. Lender has been granted a power of attorney in Section 3.2(p) hereof.

(i)

Obtain Deficiency. If Lender chooses to sell any or all of the Collateral, Lender may obtain a judgment against Grantor for any deficiency remaining on the Indebtedness due to Lender after application of all amounts received from the exercise of the rights provided in this Agreement. Grantor shall be liable for a deficiency even if the transaction described in this subsection is a sale of accounts or chattel paper.

(j)

Other Rights and Remedies. Lender shall have and may exercise any or all other rights and remedies it may have available at law, in equity, or otherwise.

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2.3

Cumulative Remedies. All of Lender’s rights and remedies, whether evidenced by this Agreement or the Related Documents or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Grantor under this Agreement, after Grantor’s failure to perform, shall not affect Lender’s right to declare an Event of Default and to exercise its remedies.

2.4

Attorneys’ Fees; Expenses. If Lender institutes any suit or action to enforce any of the terms of this Agreement, Lender shall be entitled to recover its reasonable attorneys’ fees at trial and on any appeal. Whether or not any court action is involved, all reasonable expenses incurred by Lender that in Lender’s opinion are necessary at any time for the protection of its interest or the enforcement of its rights shall become a part of the Indebtedness payable on demand and shall bear interest from the date of expenditure until repaid at the Default Rate set forth in the Note. Expenses covered by this Section include, without limitation however subject to any limits under applicable law, Lender’s reasonable attorneys’ fees and Lender’s legal expenses whether or not there is a lawsuit, including attorneys’ fees for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals and any anticipated post-judgment collection services, the cost of searching records, obtaining title reports (including foreclosure reports), surveyors’ reports, and appraisal fees, and title insurance, to the extent permitted by applicable law. Grantor also will pay any court costs, in addition to all other sums provided by law.

SECTION 3: DEFINITIONS AND MISCELLANEOUS PROVISIONS

3.1

Definitions. The following words shall have the following meanings when used in this Agreement. Terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Illinois Uniform Commercial Code (810 ILCS 1/1 et seq. as amended from time to time (“Uniform Commercial Code” or “UCC”)). All references to dollar amounts shall mean amounts in lawful money of the United States of America.

Account Debtor. The words “Account Debtor” means the Person who is obligated on or under an Account or, if appropriate, chattel paper or general intangible, as applicable.

Accounts. The word “Accounts” means “accounts” as such term is defined in the UCC, including without limitation, all rights to payment for goods sold or leased or services rendered, whether or not earned by performance and all rights in respect of the Account Debtor, including, without limitation, all such rights in which Grantor has any right, title or interest by reason of the purchase thereof by Grantor, and including, without limitation, all such rights constituting or evidenced by any Account, chattel paper, general intangible, instrument, contract, invoice, purchase order, draft, acceptance, intercompany account, note, security agreement, or other evidence of indebtedness or security, together with (i) any collateral assigned, hypothecated or held to secure any of the foregoing and the rights under any security agreement granting a security interest in such collateral, (ii) all goods, the sale of which gave rise to any of the foregoing, and (iii) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith.

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Agreement. The word “Agreement” means this Commercial Security Agreement, as this Commercial Security Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Commercial Security Agreement from time to time.

Borrower. The word “Borrower” means NTC and its successors and assigns.

Collateral. The word “Collateral” means all of the following properties, assets and rights of the Grantor, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof:

All personal and fixture property of every kind and nature including, without limitation, all furniture, fixtures, equipment, raw materials, inventory, other goods, Accounts, contract rights, rights to the payment of money, insurance refund claims and all other insurance claims and proceeds, tort claims, chattel paper, electronic chattel paper, documents, instruments, securities and other investment property, deposit accounts, rights to proceeds of letters of credit, letter-of-credit rights, supporting obligations of every nature, and general intangibles including, without limitation, all tax refund claims, license fees, patents, patent applications, trademarks, trademark applications, trade names, copyrights, copyright applications, rights to sue and recover for past infringement of patents, trademarks and copyrights, computer programs, computer software, engineering drawings, service marks, customer lists, goodwill, and all licenses, permits, agreements of any kind or nature pursuant to which (i) the Grantor operates or has authority to operate, (ii) the Grantor possesses, uses or has authority to possess or use property (whether tangible or intangible) of others, or (iii) others possess, use or have authority to possess or use property (whether tangible or intangible) of the Grantor, and all recorded data of any kind or nature, regardless of the medium of recording, including, without limitation, all software, writings, plans, specifications and schematics.

Grantor acknowledges and agrees that, with respect to any term used in this definition that is defined in either (a) Article 9 of the Uniform Commercial Code as in force in Illinois at the time that this Agreement was signed, (b) Article 9 as in force at any relevant time in the jurisdictions in which a financing statement is filed, or (c) in this Agreement the meaning to be ascribed thereto with respect to any particular item of property shall be that under the more encompassing of the three definitions.

In addition, the word “Collateral” includes all the following, whether now owned or hereafter acquired, whether now existing or hereafter arising, and wherever located:

(a)

All accessions, increases, and additions to and all replacements of and substitutions for any property described above.

(b)

All accounts, contract rights, general intangibles, instruments, monies, payments, and all other rights relating and incident thereto, or arising out of a sale, lease, or other disposition of any of the property described in this definition.

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(c)

All proceeds (including insurance proceeds) from the sale, destruction, loss, or other disposition of any of the property described in this definition.

(d)

All records and data relating to any of the property described in this definition, whether in the form of a writing, photograph, microfilm, microfiche, or electronic media, together with all of Grantor’s right, title, and interest in and to all computer software required to utilize, create, maintain, and process any such records or data on electronic media.

Event of Default. The words “Event of Default” have the meaning set forth in Section 2.1 above.

Grantor. The word “Grantor” has the meaning set forth in the initial paragraph of this Agreement.

Indebtedness. The word “Indebtedness” means all principal and interest payable under the Note and any amounts expended or advanced by Lender to discharge obligations of Grantor or expenses incurred by Lender to enforce obligations of Grantor under this Agreement or under the Loan Agreement or any document related thereto (including reimbursement obligations for Lender’s expenses), together with interest on such amounts as provided in this Agreement. In addition to the Note, the word “Indebtedness” includes all obligations, debts and liabilities, plus interest thereon, of Grantor to Lender, or any one or more of them, whether now existing or hereafter arising, whether related or unrelated to the purpose of the Note, whether voluntary or otherwise, whether due or not due, absolute or contingent, liquidated or unliquidated and whether Grantor may be liable individually or jointly with others, whether obligated as guarantor or otherwise, and whether recovery upon such Indebtedness may be or hereafter may become barred by any statute of limitations, and whether such Indebtedness may be or hereafter may become otherwise unenforceable.

Lender. The word “Lender” has the meaning set forth in the initial paragraph of this Agreement.

Note. The word “Note” mean 2% Second Secured Convertible Note due May 15, 2024 from Borrower to Lender dated of even date herewith in the principal amount of $2,000,000.00, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for such promissory note.

Permitted Liens. The words “Permitted Liens” means those liens and encumbrances set forth on the attached Schedule A.

Person. The word “Person” means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, government (or any agency or political subdivision thereof) or other entity of any kind.

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Related Documents. The words “Related Documents” mean and include without limitation all promissory notes, credit agreements, loan agreements, guaranties, security agreements, mortgages, deeds of trust, collateral assignments, financing statements and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

3.2

Miscellaneous Provisions. The following miscellaneous provisions are a part of this Agreement:

(a)

Entire Agreement; Amendments. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

(b)

Applicable Law. This Agreement and all acts, agreements, certificates, assignments, transfers and transactions hereunder, and all rights of the parties hereto, shall be governed as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws and decisions of the State of Illinois, including, but not limited to, laws regulating interest, loan charges, commitment fees and brokerage commissions (without regard to conflicts of law principles). It is acknowledged and agreed by Grantor and Lender that the loan transaction evidenced hereby, bears a reasonable relationship to the State of Illinois.

(c)

Consent to Jurisdiction. To induce Lender to accept this Agreement, Grantor irrevocably agrees that, subject to Lender’s sole and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY ARISING OUT OF OR RELATED TO THIS AGREEMENT WILL BE LITIGATED IN COURTS HAVING SITUS IN COOK OR WILL COUNTY, ILLINOIS. GRANTOR HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY COURT LOCATED WITHIN COOK OR WILL COUNTY, ILLINOIS.

(d)

Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

(e)

Merger. There shall be no merger of the interest or estate created by this Agreement with any other interest or estate in the Collateral at any time held by or for the benefit of Lender in any capacity, without the written consent of Lender.

(f)

Multiple Parties; Corporate Authority. All obligations of Grantor under this Agreement shall be joint and several, and all references to Grantor shall mean each and every Grantor. This means that each of the persons signing below is responsible for all obligations in this Agreement. To the extent that Grantor is a corporation, partnership or limited liability company, it hereby represents and warrants to Lender that the execution of this Agreement has been authorized by all necessary corporate, partnership or limited liability company action, as the case may be.

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(g)

Severability. If a court of competent jurisdiction finds any provision of this Agreement to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

(h)

Successors and Assigns. Subject to the limitations stated in this Agreement on transfer of Grantor’s interest in the Collateral, or a change in ownership of Grantor, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns. If ownership of the Collateral becomes vested in a person other than Grantor, Lender, without notice to Grantor, may deal with Grantor’s successors with reference to this Agreement and the Indebtedness by way of forbearance, extension or any other modification without releasing Grantor from the obligations of this Agreement or liability under the Indebtedness.

(i)

Survival. All warranties, representations, and covenants made by Grantor in this Agreement or in any certificate or other instrument delivered by Grantor to Lender under this Agreement shall be considered to have been relied upon by Lender and will survive the making of the loan secured hereby and delivery to Lender of the Related Documents, regardless of any investigation made by Lender or on Lender’s behalf.

(j)

Time Is of the Essence. Time is of the essence in the performance of this Agreement.

(k)

Agency. Nothing in this Agreement shall be construed to constitute the creation of a partnership or joint venture between Lender and Grantor or any contractor. Lender is not an agent or representative of Grantor. This Agreement does not create a contractual relationship with and shall not be construed to benefit or bind Lender in any way with or create any contractual duties by Lender to any contractor, subcontractor, materialman, laborer, or any other person.

(l)

Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by another, or whenever any of the parties desires to give or serve upon another any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be delivered in person (by personal delivery, delivery service or reputable overnight courier service), or telecopied and confirmed immediately in writing by a copy mailed by United States mail, postage prepaid, addressed as hereafter set forth, or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

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If to Lender, at

1603 Orrington Avenue, Suite 900

Evanston, IL 60201

Attn: Bradford T. Whitmore

Tel: 847-733-1230 Fax: 847-733-0339

If to Grantor, at:

1319 Marquette Drive

Romeoville, IL 60446

Attn: Jess Jankowski

Tel: 630-771-6702 Fax: 630-771-0825

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which (i) personally delivered (whether in person, by delivery service, or by reputable overnight courier service), (ii) the date of the telecopy transmission (provided the confirmation mailing was sent as provided herein), or (iii) on the date of receipt if sent by the United States mail. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designed above to receive copies, if any, shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

(m)

Lender’s Discretion. Whenever this instrument requires either Lender’s consent, election, approval or similar action or otherwise vests in Lender the authority to make decisions and/or determinations, such actions shall be made or withheld in Lender’s sole and absolute discretion, unless specifically provided otherwise and the granting of any consent, election, approval or similar action by Lender in any instance shall not constitute continuing consent, election, approval or similar action in subsequent instances where such is required.

(n)

Waiver of Right of Redemption. NOTWITHSTANDING ANY OF THE PROVISIONS TO THE CONTRARY CONTAINED IN THIS AGREEMENT, GRANTOR HEREBY WAIVES, TO THE EXTENT PERMITTED UNDER 735 ILCS 5/15-1601(b) OR ANY SIMILAR LAW EXISTING AFTER THE DATE OF THIS AGREEMENT, ANY AND ALL RIGHTS OF REDEMPTION ON BEHALF OF GRANTOR AND ON BEHALF OF ANY OTHER PERSONS PERMITTED TO REDEEM THE COLLATERAL.

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(o)

Waivers and Consents. Lender shall not be deemed to have waived any rights under this Agreement (or under the Related Documents) unless such waiver is in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by any party of a provision of this Agreement shall not constitute a waiver of or prejudice the party’s right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Grantor, shall constitute a waiver of any of Lender’s rights or any of Grantor’s obligations as to any future transactions.

(p)

Power of Attorney. Grantor hereby appoints Lender, after the occurrence and during the contention of an Event of Default, as its true and lawful attorney-in-fact, irrevocably, with full power of substitution to do the following: (i) to demand, collect, receive, receipt for, sue and recover all sums of money or other property which may now or hereafter become due, owing or payable from the Collateral; (ii) to execute, sign and endorse any and all claims, instruments, receipts, checks, drafts or warrants issued in payment for the Collateral; (iii) to settle or compromise any and all claims arising under the Collateral, and, in the place and stead of Grantor, to execute and deliver its release and settlement for the claim; and (iv) to file any claim or claims or to take any action or institute or take part in any proceedings, either in its own name or in the name of Grantor, or otherwise, which in the discretion of Lender may seem to be necessary or advisable. This power is given as security for the Indebtedness, and the authority hereby conferred is and shall be irrevocable and shall remain in full force and effect until renounced by Lender or the Indebtedness is paid in full.

(q)

Waiver of Jury Trial. GRANTOR AND LENDER EACH WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (i) UNDER THIS AGREEMENT OR ANY RELATED DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ANY RELATED DOCUMENT OR (ii) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION HEREWITH, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. GRANTOR AGREES THAT IT WILL NOT ASSERT ANY CLAIM AGAINST LENDER OR ANY OTHER PERSON INDEMNIFIED UNDER THIS AGREEMENT ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.

(r)

Consent to Service of Documents. GRANTOR HEREBY AGREES AND CONSENTS THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING IN ANY ILLINOIS OR FEDERAL COURT INVOLVING LENDER IN ANY WAY (WHETHER FOR THIS TRANSACTION OR OTHERWISE) MAY BE MADE BY EITHER (A) CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO GRANTOR AT THE ADDRESS INDICATED HEREIN, AND SERVICE SO MADE SHALL BE COMPLETE FIVE DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED OR (B) THROUGH GRANTOR’S ATTORNEY, DAVID L. WEINSTEIN, AT SUCH ADDRESS AS MAY BE ON RECORD WITH THE SUPREME COURT OF ILLINOIS.

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3.3

Grantor’s Authorizations and Waivers. Each Grantor, for itself only, hereby makes the following authorizations and waivers:

(a)

Lender’s Dealings with the Indebtedness. Grantor authorizes Lender without notice or demand and without lessening such Grantor’s liability under this instrument, from time to time: (i) to take and hold collateral for the payment of the Indebtedness, and exchange, enforce, waive, fail or decide not to perfect, and release any such security, with or without the substitution of new collateral; (ii) to release, substitute, agree not to sue, or deal with any one or more of Borrower’s sureties, endorsers, co-borrowers or other Guarantors on any terms or in any manner Lender may choose; (iii) to determine how, when and what application of payments and credits shall be made on the Indebtedness; and (iv) to apply such collateral and direct the order or manner of sale thereof, including without limitation, any nonjudicial sale permitted by the terms of the controlling security instrument, as Lender may determine.

(b)

Lender’s Dealings with Borrower. Except as prohibited by applicable law, Grantor waives any right to require Lender: (i) to continue lending money or to extend other credit to any Borrower or perform any other commitments or obligations hereunder; (ii) to make any presentment, protest, demand, or notice of any kind, including notice of any nonpayment of the Indebtedness or of any nonpayment related to any collateral, or notice of any action or nonaction on the part of any Borrower, Lender, any surety, endorser, or other Guarantor in connection with the Indebtedness or in connection with the creation of new or additional loans or obligations; (iii) to resort for payment or to proceed directly or at once against any person, including any Borrower or any Guarantor; (iv) to proceed directly against or exhaust any collateral held by Lender from any Borrower, any Guarantor, or any other person; (v) to give notice of the terms, time, and place of any public sale of (or the time after which a private sale may take place with respect to) personal property security held by Lender from any Borrower or to comply with any other applicable provisions of the Uniform Commercial Code with respect thereto; or (vi) to pursue any other remedy within Lender’s power.

(c)

Waiver of Subrogation. If now or hereafter: (i) any Borrower or Guarantor or Grantor shall be or become insolvent, and (ii) the Indebtedness shall not at all times until paid be fully secured by collateral pledged by such other Borrower, Grantors or Guarantors or any other Borrower, Grantor or Guarantor, Grantor hereby forever waives and relinquishes in favor of Lender any claim or right to payment Grantor may now have or hereafter have or acquire against any Borrower hereunder, by subrogation, reimbursement or otherwise, so that at no time shall Grantor be or become a “creditor” of such Borrower within the meaning of 11 U.S.C. Section 547(b), or any successor provision of the Federal bankruptcy laws.

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(d)

Waiver of Anti-Deficiency and One Action Rule. Grantor waives any and all rights or defenses arising by reason of: (i) any “one action” or “anti-deficiency” law or any other law which may prevent Lender from bringing any action, including a claim for deficiency, against Grantor, before or after Lender’s commencement or completion of any foreclosure action, either judicially or by exercise of a power of sale; (ii) any election of remedies by Lender which destroys or otherwise adversely affects Grantor’s subrogation rights or Borrower’s rights to proceed against any other Borrower for reimbursement, including without limitation, any loss of rights Grantor may suffer by reason of any law limiting, qualifying, or discharging the Indebtedness, if any; (iii) any disability or other defense of any Borrower, of any Guarantor, or of any other person, or by reason of the cessation of any Borrower’s liability from any cause whatsoever, other than payment in full in legal tender, of the Indebtedness; (iv) any right to claim discharge of the Indebtedness on the basis of unjustified impairment of any Collateral for the Indebtedness; (v) any statute of limitations; or (vi) any defenses given to guarantors, sureties, and/or co-makers at law or in equity other than actual payment and performance of the Indebtedness. If payment is made by a Borrower, whether voluntarily or otherwise, or by any third party, on the Indebtedness and thereafter Lender is forced to remit the amount of that payment to a trustee in bankruptcy or to any similar person under any federal or state bankruptcy law or law for the relief of debtors, the Indebtedness shall be considered unpaid for the purpose of enforcement of this Agreement and the Related Documents against Grantor.

(e)

No Setoff or Counterclaims. Grantor further waives and agrees not to assert or claim at any time any deductions to the Indebtedness for any claim of setoff, counterclaim, counter demand, recoupment or similar right, whether such claim, demand or right may be asserted by any or all Borrowers, but Grantor is not precluded from pursuing such claims separately.

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GRANTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS COMMERCIAL SECURITY AGREEMENT, AND GRANTOR AGREES TO ITS TERMS.

GRANTOR:

NANOPHASE TECHNOLOGIES CORPORATION

By:
Name:	Jess Jankowski
Its:	President & Chief Executive Officer

SOLÉSENCE, LLC

By:
Name:	Jess Jankowski
Its:	President & Chief Executive Officer

LENDER:

BRADFORD T. WHITMORE

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Exhibit A	–	Collateral Locations

1319 Marquette Drive, Romeoville, IL 60446

453 Commerce Street, Burr Ridge, IL 60523

1305 Marquette Drive, Romeoville, IL 60441

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Schedule A – Permitted Liens

Liens in favor of Libertyville Bank & Trust Company

Liens in favor of Beachcorp, LLC

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